UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Jan De Witte as President and Chief Executive Officer and Director

On October 28, 2021, Integra LifeSciences Holdings Corporation (the “Company”) announced the appointment of Jan D. De Witte to serve as its President and Chief Executive Officer. Mr. De Witte is expected to join the Company prior to the end of the year. In this capacity, Mr. De Witte will be the Company’s principal executive officer. In connection with his appointment as President and Chief Executive Officer of the Company, the Board of Directors of the Company (the “Board”) also appointed Mr. De Witte as a director of the Board effective in connection with the commencement of his employment, with his term expiring at the Company’s 2022 annual meeting of stockholders. Mr. De Witte is not expected to serve on any standing committees of the Board.

Mr. De Witte, 57, served for the past five years as Chief Executive Officer of Barco N.V. In addition, Mr. De Witte spent 17 years in senior-level leadership roles at GE, including serving as President and CEO of GE Global Healthcare IT, where he had full global P&L responsibility for product management, technology and software development, commercialization, services and solutions delivery. Prior to GE, Mr. De Witte spent five years in strategic consulting at McKinsey and three years in operations at Procter & Gamble. Mr. De Witte currently serves on the Board of Directors of ResMed Inc. and previously served on the Board of Directors of Barco N.V. while CEO. Mr. De Witte holds a master’s of science degree in electromechanical engineering with greatest distinction from the KU Leuven in Belgium and an MBA from Harvard University.

In connection with Mr. De Witte’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. De Witte. The Employment Agreement will be effective when Mr. De Witte commences employment (the “Effective Date”), and the initial term expires on the third anniversary of the effective date, unless earlier terminated, and is subject to an automatic one-year renewal term unless either party gives timely written notice of termination.

Pursuant to the Employment Agreement, Mr. De Witte is entitled to receive an annual base salary of $850,000. Mr. De Witte will also be eligible for an annual bonus opportunity targeted at 110% of his annual base salary (pro-rated for any partial year of service). Mr. De Witte’s bonus opportunity will range from 50% of his target annual bonus opportunity (if threshold performance goals are achieved) to a maximum of 200% of his base salary. Mr. De Witte’s base salary is subject to annual review and may be increased in the discretion of the Company. Consistent with Company policies, Mr. De Witte, as an employee of the Company, will not be entitled to any compensation for his service as a director on the Board.

Mr. De Witte also will receive a one-time grant of restricted stock units with a grant date value of $2,000,000 (the “Initial Equity Award”). The Initial Equity Award will be granted under the Fifth Amended and Restated Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan on or following the Effective Date and will vest in three substantially equal annual installments starting on the first anniversary of the Effective Date, subject to Mr. De Witte’s continued employment with the Company through the applicable vesting dates. Commencing in 2022, Mr. De Witte will be eligible to receive annual equity-based awards, with the amount, form and mix of such award to be determined by the Company’s Compensation Committee in its discretion. Mr. De Witte also is eligible to receive reimbursement of: (i) up to $150,000 in relocation expenses; (ii) certain expenses related to his attainment of necessary work visas and/or entry documents; and (iii) up to $25,000 in legal fees and expenses actually incurred in connection with the drafting, review and negotiation of the Employment Agreement and any related agreements.

Under the Employment Agreement, if Mr. De Witte’s employment is terminated outside the context of a “change in control” by the Company for a reason other than death, disability, or “cause” or by Mr. De Witte for “good reason,” Mr. De Witte will be eligible to receive (i) a severance amount equal to 2.0 times his then-current annual base salary payable over the two-year period following such termination, (ii) a monthly cash payment equal to Mr. De Witte’s monthly COBRA premium for up to 18 months following such termination, and (iii) full accelerated vesting of the Initial Equity Award.

If, within 24 months following a “change in control” of the Company, Mr. De Witte terminates his employment for “good reason,” or his employment is terminated by the Company for a reason other than death, disability, or “cause,” Mr. De Witte will be eligible to receive: (i) a single lump sum severance amount equal to 2.99 times the sum of Mr. De Witte’s annual base salary and target bonus, (ii) a monthly cash payment equal to Mr. De Witte’s monthly COBRA premium for up to 18 months following such termination, (iii) a single lump sum equal to the pro rata portion of Mr. De Witte’s annual bonus for the year in which the termination occurs, and (iv) full accelerated vesting of all outstanding equity awards granted to Mr. De Witte and, to the extent any outstanding equity award is a

Company stock option, such option will remain exercisable until the earlier of the first anniversary of the termination date and the expiration date set forth in the option agreement evidencing such option.

If Mr. De Witte’s employment is terminated due to his death, then his estate will receive (i) a lump sum cash payment equal to Mr. De Witte’s annual base salary, and (ii) Company-subsidized healthcare continuation coverage for up to 12 months after his termination date.

Mr. De Witte’s right to receive the severance payments and benefits pursuant to the Employment Agreement (other than upon his death) is contingent on Mr. De Witte’s execution and non-revocation of a general release of claims in favor of the Company. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. De Witte than receiving the full amount of such payments.

The Employment Agreement contains non-compete and non-solicitation covenants that extend for up to 18 months following a termination of Mr. De Witte’s employment.

In connection with his appointment, Mr. De Witte also entered into the Company’s standard indemnification agreement (the “Indemnification Agreement”), the form of which is filed as Exhibit 10.3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. De Witte for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer and director of the Company.

Other than with respect to the compensation matters described above, there are no arrangements or understandings between Mr. De Witte and any other persons pursuant to which Mr. De Witte was appointed as the Company’s President and Chief Executive Officer or as a director of the Company. There also are no family relationships between Mr. De Witte and any director or executive officer of the Company and Mr. De Witte has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The descriptions of the Employment Agreement and the Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Employment Agreement and the Indemnification Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

Departure of Peter J. Arduini as President and Chief Executive Officer and Director

Mr. De Witte will succeed Peter J. Arduini, who, as previously disclosed, informed the Company on June 22, 2021 of his intention to resign from his position as President and Chief Executive Officer and director of the Company, effective as of December 31, 2021. The Company and Mr. Arduini have mutually agreed that Mr. Arduini’s resignation as President and Chief Executive Officer and a director of the Company will be effective as of the Effective Date.

Mr. Arduini’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

ITEM 7.01 REGULATION FD DISCLOSURE

On October 28, 2021, the Company issued a press release announcing certain of the matters described under Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Information in this Item 7.01 and Exhibit 99.1 of Item 9.01 below shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Employment Agreement, dated October 28, 2021, by and between Integra LifeSciences Holdings Corporation, Integra LifeSciences Corporation and Jan De Witte

10.2
Form of Indemnification Agreement for Non-Employee Director and Officers effective February 15, 2019 (incorporated by reference Exhibit 10.3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020)

99.1	Press Release, dated October 28, 2021, issued by Integra LifeSciences Holdings Corporation

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: October 28, 2021	By:	/s/ Eric I. Schwartz
Eric I. Schwartz
	Title:	Executive Vice President, Chief Legal Officer
and Secretary